Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-282807) and Form S-8 (Nos. 333-211671, 333-135700, 333-35666, 333-35672, 333-36897, 333-105920, 333-182779, 333-257062) of Roper Technologies, Inc. of our report dated February 24, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
February 24, 2025